UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2010
(Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01.                      Regulation FD Disclosure

Company Business & Technology Overview

On February 3, 2010, Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K (date of Event, February 1, 2010) (the “Original Report”).  The Original Report disclosed that the Company made public on its website and may have distributed to certain vendors, consultants, investor relations agents, and other parties, a company overview, providing certain expanded details relating to the Company’s technologies and processes, and information about the overall market industries in which the Company operates (the “Company Overview”).  A copy of the Company Overview was furnished as an exhibit to the Original Report.

The Company mistakenly furnished as an exhibit with the Original Report, a Company Overview which indicated that the Company has a business relationship with 3M Company.  The Company does not have a business relationship with 3M Company at this time save any relationship which may presently be subject to confidentiality.

The Company Overview necessarily contains projections and forward looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, which are subject to uncertainties and afforded the protections thereof.

 Item 9.01 Financial Statements and Exhibits

(d)           Exhibits .

The following, corrected as indicated above, shall be deemed furnished with the Original Report.

99.1	Overview of Shrink Nanotechnologies, Inc. (Deemed Furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                               SHRINK NANOTECHNOLOGIES, INC.

Date: April 8, 2010                                                                By:         /s/ Mark L. Baum, Esq.
                     Name:    Mark L. Baum, Esq.
                     Title:     Chief Executive Officer